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                        SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.

                                     FORM 8-K/A

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (date of earliest event reported);     October 17, 1996.

                                  RENTECH, INC.
                (Exact name of registrant as specified in charter)

  Colorado                           0-19260                 84-0957421
  --------                           -------                 ----------

  (State or other jurisdiction       Commission         I.R.S. Employer
  of incorporation or                File No.         Identification No.
  organization)

  1331 17th Street, Suite 720, Denver, Colorado              80202
  ---------------------------------------------              ---------
  (Address of principal executive offices                    (Zip Code)

  Registrant's telephone number, including area code:  (303) 298-8008

  Item 5.  Other Events.

       Rentech, Inc. (Rentech or the Company) and ITN Energy Systems, Inc., a privately owned Colorado corporation, have agreed to form a limited liability company called ITN/ES LLC to commercially exploit technologies developed and owned by ITN/ES. The technologies will be contributed to the LLC. ITN Energy Systems Inc. (ITN/ES) is the manager of the new LLC.

       The technologies and products include production of thin-film electronic substrates by deposition upon which computer chips can be mounted; advanced processes for ceramic deposition on materials to improve their capacity to withstand heat and wear; and utilization of shape memory alloys that are highly advanced metals which by the proper application of heat, cold or electrical impulse can perform a mechanical function with precision for long periods of time.

       Rentech's ownership interest in the LLC and all of its technologies is to be 10%, subject to contribution of $200,000 in cash and 1,200,000 shares of Rentech restricted stock by February 14, 1997, or upon contribution of an additional $25,000, by April 15, 1997. Rentech is to register its shares issued to the LLC within 120 days after issuance, and if it has not, is required to issue an additional 400,000 shares to ITN/ES LLC.

       The agreement between ITN/ES and Rentech recognizes that commercialization of the technologies already in existence as well as those that may be developed in the future by ITN/ES LLC may require establishment of additional business entities. Rentech by mutual agreement, may provide additional capital to increase its ownership interest up to a maximum of 49% of each technology in which it invests.





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       ITN/ES is owned by Dr. Mohan S. Misra and was formed to transfer certain technologies that originated in the defense and aerospace industry into commercial products. For 15 years prior to forming ITN/ES, Dr. Misra directed materials research and development for advanced programs for Martin Marietta Corporation. He was the corporate strategic technologist in charge of developing its long-term technology strategies for aerospace and commercial applications. During his career, Dr. Misra has written more than 50 technical publications, been awarded two patents, and received several technical awards, including Martin Marietta Corporation's highest award for outstanding performance. Dr. Misra is also president of and directs technical development for Global Solar Energy LLC, a venture with TEP Solar Energy Corporation, a wholly-owned subsidiary of Tucson Electric Power Corporation. Global Solar Energy LLC is engaged in the production of thin-film photovoltaic modules and the design of photovoltaic systems.

  Item 7.  Financial Statements and Exhibits.

       Letter of Intent dated October 17, 1996 between Rentech, Inc. and ITN Energy Systems, Inc.

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RENTECH, INC.


  Date:  November 7, 1996          By:  (signature)
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                                        Dennis L. Yakobson, President